AMENDMENT TO WAREHOUSE LINE OF CREDIT PROMISSORY NOTE

This Amendment to the Warehouse Line of Credit Promissory Note is made this 1st day of August, 2016, between Coghlan Family Corporation, a Washington corporation (“CFC”), and Genesis Financial Inc., a Wyoming corporation (“GFI”), collectively, (“the Parties”).

WHEREAS, CFC and GFI entered into a Warehouse Line of Credit Promissory Note agreement on January 1, 2010 (“the Warehouse Line”). The credit line limit was established at TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100THS ($2,500,000.00), interest was to accrue at the rate of FOUR PERCE NT (4%) on the outstanding balance amount, and was payable monthly, with a maturity date of December 1, 2012.

WHEREAS, CFC and GFI agreed to amend the terms of the Warehouse Line on December 1, 2012. The maturity date was extended to December 1, 2014, and payment of the 4% interest was deferred to the maturity date.

WHEREAS, CFC and GFI agreed to amend the terms of the Warehouse Line on February 8, 2016. The Principal balance owing on the Note as of that date was established as ONE MILLION TWO HUNDRED SIXTY THOUSAND DOLLARS AND 00/100THS ($1,260,000.00). The interest rate was reduced to ZERO PERCENT (0%), and any unpaid accrued interest is waived. The maturity date is extended to December 1, 2016

WHEREAS, CFC and GFI desire to amend the Warehouse Line again.

THEREFORE, in receipt of good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.

Effective August 1, 2016, the interest rate will be FOUR PERCENT (4%) on the unpaid outstanding balance.

2.

The interest payment will be made monthly, in shares of common stock, using the bid price listed on the second Friday of each month.

3.

Effective August 1, 2016, the 50,000 share annual fee, due August 1st , as established in the original loan agreement, will start to be paid.

4.

The Maturity Date is extended to December 1, 2017.

All other terms of the Warehouse Line of Credit Promissory Note remain in effect.

DATED this 1st day of August, 2016.

COGHLAN FAIMLY CORPORATION

GENESIS FINANCIAL, INC.

/s/ John R. Coghlan

/s/ Michael A. Kirk

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John R. Coghlan, President

Michael A. Kirk, Secretary